KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                            NEW YORK, NY 10022 - 3852


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                                                     July 28, 2003






Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10020

         Re:      Cortland Trust, Inc.
                  Registration No. 2-94935


Gentlemen:

         We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                                                     Very truly yours,



                                                     /s/ Kramer Levin Naftalis
                                                     & Frankel LLP